EXHIBIT 99.0








         FOR IMMEDIATE RELEASE                   CONTACT: Glenn Bozarth
                                                          Mattel, Inc.
                                                          310-252-3521



                         MATTEL AND TYCO COMPLETE MERGER


         LOS ANGELES, March 27 -- Mattel, Inc. (NYSE: MAT) today

         announced that a certificate of merger has been filed in the

         State of Delaware, completing the merger of Tyco Toys, Inc.

         into Mattel, Inc.

              Under terms of the merger agreement, Tyco common

         shareholders will receive .48876 shares of Mattel common stock for every Tyco share they hold.  In addition, holders of Tyco preferred stock will receive one share of a like issue of

         Mattel preferred stock for each Tyco share.  Mattel will

         deliver instructions to former Tyco shareholders regarding the exchange of their Tyco stock certificates for Mattel stock certificates.





                                      -###-